Exhibit 10.1

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS AND HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER OF THESE SECURITIES, TO THE EFFECT THAT SUCH A REGISTRATION STATEMENT IS UNNECESSARY IN RESPECT OF A PARTICULAR SALE, OFFER, PLEDGE, HYPOTHECATION OR OTHER TRANSFER.

HC INNOVATIONS, INC.

SENIOR SECURED NOTE

$2,400,000
No. 10-09-09	New York, New York

This 12% Senior Secured Note (the “Note”), dated October 19, 2009, is issued by HC Innovations, Inc., a Delaware corporation (the “Company”), to Brahma Finance (BVI) Limited (the “Holder”).

          FOR VALUE RECEIVED, the Company hereby unconditionally promises to pay to the order of the Holder, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Four Hundred Thousand Dollars ($2,400,000) (the “Principal Amount”). Interest shall accrue from the date hereof on the unpaid Principal Amount of this Note at a rate equal to one percent (1%) per calendar month or part thereof. Interest shall be compounded monthly on the first day of each calendar month, beginning on the first day of the first calendar month following the date of this Note, and shall continue to accrue and compound until such Principal Amount, together with any fees, costs or charges due hereunder, is paid in full. Interest shall be calculated on the basis of the actual number of days elapsed and shall be paid as provided in Section 2 of this Note.

          1.           Defined Terms. Capitalized terms used but not defined herein have the meanings set forth in Annex A hereto.

          2.           Payments.

               (a)           Maturity. This Note will mature and the entire unpaid Principal Amount, together with accrued and unpaid interest thereon, shall become due and payable in full on or before the earlier of (i) the date of consummation by the parties thereto of the transactions contemplated by that certain Standby Purchase Agreement dated as of August 4, 2009 between the Company and the Holder, and (ii) February 28, 2010 (the “Maturity Date”).

(b) Payments. All payments under this Note shall be made in lawful money of the United States of America at such place as the Holder may from time to time designate in writing to the Company.

               (c)           Application of Payments. All payments shall be credited first to accrued interest then due and payable and the remainder applied to principal; provided, however, that if an Event of Default, as defined in Section 6 hereof, has occurred and is continuing, payments shall be credited first to the expenses of collection.

               (d)           Prepayment. The Company may, at any time prior to the Maturity Date, upon notice as provided below, prepay the Principal Amount, in whole or in part, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment. The Company will give the Holder written notice (a “Prepayment Notice”) of each optional prepayment under this Section 2(d) not less than five Business Days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for prepayment, the principal amount of this Note to be prepaid on such date, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid. The principal amount of this Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, as aforesaid, interest on such principal amount shall cease to accrue.

               (e)           Fees. The Company shall pay to the Holder or its designee the following fees: (i) on the date of this Note an arrangement fee in an amount equal to two percent (2%) of the Principal Amount, and (ii) all of the Holder’s reasonable legal and professional costs incurred in connection with the transactions contemplated by this Note and the other Transaction Documents.

          3.           Guaranty and Security Agreement. This Note is entitled to the benefit of that certain Guaranty and Security Agreement (the “Guaranty and Security Agreement”), dated of even date herewith, granted by the Company and the Subsidiary Guarantors in favor of the Holder, pursuant to which the Company and the Subsidiary Guarantors have guaranteed the Company’s obligations hereunder and pursuant to which the Holder has been granted a security interest in the Collateral.

          4.           Representations and Warranties. The Company hereby represents and warrants to the Holder on the date of this Note as set forth in Annex B hereto.

          5.           Payment of Additional Amounts.

          (a)         All payments made by the Entities to the Holder pursuant to the Transaction Documents will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of the United States or any political subdivision or taxing authority thereof or therein (“US Taxes”), unless the Entity is required to withhold or deduct any amount for or on account of US Taxes by law or by the interpretation or administration thereof. If any Entity is required to withhold or deduct any amount for or on account of US Taxes from any payment made hereunder, such Entity will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such US Taxes had not been withheld or deducted; provided, however, that no such Additional Amounts will be payable with respect to a payment made hereunder with respect to any US Taxes which would not have been imposed, payable or due:

          (i)         but for the fact that the Holder is or was a domiciliary, national or resident of, or engages or engaged in business, maintains or maintained a permanent establishment or is or was physically present in the United States, or otherwise has some present or former connection with the United States other than the mere holding or enforcement of the Transaction Documents or the receipt of principal or interest in respect thereof; or

          (ii)         but for the failure of the Holder to comply with a request by the Entity to satisfy any certification, identification or other reporting requirements which the Holder is legally entitled to satisfy, whether imposed by statute, treaty, regulation, administrative practice or otherwise, concerning the nationality, residence or connection with the United States of the Holder.

          (b)         The obligation of the Entities to pay Additional Amounts in respect of US Taxes shall not apply with respect to (i) any estate, inheritance, gift, sales, transfer, personal property or any similar Tax or (ii) any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the Transaction Documents.

          (c)         The Entities, as applicable, will:

          (i)          make any required withholding or deduction;

          (ii)         remit the full amount deducted or withheld to the relevant authority (the “Taxing Authority”) in accordance with applicable law;

          (iii)       obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such taxes; and

          (iv)        promptly send such certified copies of tax receipts to the Holder. The Entities will attach to each certified copy a certificate stating that the amount of withholding tax evidenced by the certified copy was paid in connection with payments in respect of the Transaction Documents.

          6.           Events of Default

          For purposes of this Note, an “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal on this Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on, or other amount payable in respect of, this Note for more than five (5) Business Days after the same becomes due and payable; or

               (c)           the Company defaults in the performance of or compliance with any term contained herein or in any other Transaction Document (other than those referred to in paragraphs (a) and (b) of this Section 6); or

               (d)           (i) a default shall occur in the observance or performance of any covenant or agreement contained in the Guarantee and Security Agreement by any Subsidiary Guarantor and such default shall continue beyond the period of grace, if any, allowed with respect thereto, or (ii) the Guarantee and Security Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any governmental body or court that such agreement is invalid, void or unenforceable against any Subsidiary Guarantor or (iii) any Subsidiary Guarantor shall contest or deny the validity or enforceability of any of its obligations under the Guarantee and Security Agreement; or

(e) (i) a default shall occur in the observance or performance of any covenant or agreement contained in any Security Document and such default shall continue beyond the period of grace, if any, allowed with respect thereto, or (ii) any Security Document creating or granting a Lien on any Collateral shall cease to be in full force and effect, or (iii) the Company or any Subsidiary Guarantor shall deny or disaffirm the validity of any such Lien; or

          (f)           any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in any Transaction Document or in any writing furnished in connection therewith proves to have been false or incorrect in any material respect on the date as of which made; or

          (g)           any of the following occur: (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of, interest on, or other amount payable in respect of, any Indebtedness other than the Note that is outstanding in an aggregate principal amount of at least $250,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any instrument, mortgage, indenture or other agreement relating to any Indebtedness other than the Note in an aggregate principal amount of at least $250,000 or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable or is capable of being declared due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Company or any Subsidiary has become obligated to purchase or repay Indebtedness other than the Note before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $250,000; or.

          (h)           the Company or any Subsidiary (i) admits in writing its inability generally to pay its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (i)           a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its subsidiaries and such petition shall not be dismissed within sixty (60) days; or

          (j)           a final judgment or judgments at any one time outstanding for the payment of money aggregating at least $250,000 are rendered against one or more of the Company or any of its subsidiaries and which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay.

          7.           Remedies.

          (a)           If an Event of Default with respect to the Company described in paragraph (h) or (i) of Section 6 has occurred, this Note shall automatically become immediately due and payable.

          (b)           If any other Event of Default has occurred and is continuing, the Holder may at any time by written notice to the Company, declare this Note to be immediately due and payable.

          (c)           Upon this Note becoming due and payable under this Section 7, whether automatically or by declaration, this Note will forthwith mature and the entire unpaid principal amount of this Note, plus (i) all accrued and unpaid interest thereon (to the full extent permitted by applicable law), and (ii) all other amounts payable in connection with this Note, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

          (d)           If any Event of Default has occurred and is continuing, and irrespective of whether this Note has become or been declared immediately due and payable, the Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Transaction Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

          (e)           No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the holder’s rights, powers or remedies. No right, power or remedy conferred by this Note or by any other Transaction Document upon the Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company regarding transaction expenses, the Company will pay to the Holder on demand such further amounts as shall be sufficient to cover all costs and expenses of the Holder incurred in any enforcement or collection hereunder including, without limitation, the reasonable attorneys’ fees, expenses and disbursements of the Holder.

          8.           Waiver. Except as otherwise provided herein, the Company waives presentment and written demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses. THE COMPANY WAIVES ITS RIGHTS TO A JURY TRIAL IN CONNECTION WITH ANY CLAIMS ARISING UNDER THIS NOTE TO THE FULLEST EXTENT PERMITTED BY LAW. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the fullest extent permitted by law.

          9.           Successors and Assigns; Assignment. The provisions of this Note shall inure to the benefit of and be binding on any successor to the Company and shall extend to any holder hereof. The Holder may assign this Note to any of its affiliates. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same Principal Amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

          10.           Further Assurances. The Company shall, at any time and from time to time, upon the written request of the Holder, execute and deliver to the Holder such further documents and instruments and do such other acts and things as the Holder may reasonably request in order to effectuate fully the purpose and intent of this Note.

          11.          Notices. Any notices, demands, consents or other communications that are given or made hereunder shall be in writing and shall be given or made to any party hereto by physical delivery, U.S. mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier or by transmission by facsimile to such party at its, his or her address (or facsimile number) set forth below, or such other address (or facsimile number) as shall have been specified by like notice by such party:

If to the Company:

HC Innovations, Inc.
10 Progress Drive
Shelton, CT 06484
Tel: (203) 538-8012
Fax: (203) 926-0594
Attention: John Randazzo

With a copy to:

Gersten Savage, LLP
600 Lexington Avenue, 9th Floor
New York, New York 10022
Telephone: (212) 752-9700
Facsimile: (212) 980-5192
Attention: Jay M. Kaplowitz, Esq.

If to the Holder:

Brahma Finance (BVI) Limited
Le Roccabella
24 Avenue Princesse Grace
Monte-Carlo, MC 98000
Monaco
Telephone: +33 643 916 999
Attention: Nicholas Barham

With a copy to:

Thompson Hine LLP
335 Madison Avenue, 12th Floor
New York, New York 10017
Tel: (212) 908-3975
Fax: (212) 344-6101
Attention: John Clapp, Esq.

Each such notice, demand, consent or other communication shall be effective upon receipt in the case of physical delivery or overnight courier, upon confirmation of receipt by or on behalf of the addressee in the case of transmission by facsimile if received prior to 5:00 p.m., New York time, and, if received after 5:00 p.m., New York time, on the next Business Day immediately after the date of such receipt, and five Business Days after deposit in the U.S. mails in the case of mailing.

          12.          Amendments. This Note may not be amended, modified or terminated in whole or in part, except in writing, executed by each of the Parties.

          13.          Loss of Note. Upon receipt by the Company of reasonable evidence of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and reasonable indemnity (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

          14.          Maximum Interest. In no event shall the amount of interest (and any other sums or amounts that are deemed to constitute interest under applicable legal requirements) due or payable in connection with this Note exceed the maximum rate of interest designated by applicable legal requirements (the “Maximum Amount”), and in the event such excess payment is inadvertently paid by the Company or inadvertently received by the Holder, then such excess sum shall be credited as a payment of the Principal Amount on the Note, and if in excess of the outstanding Principal Amount of the Note, shall be immediately returned to the Company upon such determination. It is the express intent hereof that the Company not pay and the Holder not receive, directly or indirectly, interest in excess of the Maximum Amount.

          15.          Construction and Interpretation. The headings or titles of the sections of this Note are intended for ease of reference only and shall have no effect whatsoever on the construction or interpretation of any provision of this Note. All provisions of this Note have been negotiated at arms length, each party having legal counsel, and this Note shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof. The language in this Note shall be construed as to its fair meaning and not strictly for or against any party.

[signature page follows]

THIS NOTE HAS BEEN EXECUTED AND DELIVERED IN THE CITY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

COMPANY:	Date: October 19, 2009

HC INNOVATIONS, INC.

By:

Name:	John Randazzo
Title:	Interim Chief Executive Officer

Annex A

Definitions

“Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Collateral” shall have the meaning ascribed to such term in the Guarantee and Security Agreement.

“Entities” means the Company and its Subsidiaries.

“Fundamental Documents” means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Fundamental Documents” of a corporation would be its articles of incorporation/certificate of incorporation and code of regulations/bylaws.

“GAAP” shall mean generally accepted accounting principles in the United States of America and statements and interpretations (if applicable) issued by the Financial Accounting Standards Board, or any successor body, as in effect from time to time, unless otherwise stated.

“Governmental Entity” means any foreign, federal, state, municipal or other government, governmental department, commission, board, bureau, agency or instrumentality, or any court, tribunal or arbitrator.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets acquired by such Person; (d) all obligations of such Person in respect of the deferred purchase price of property or assets or services; (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (f) all guarantees by such Person of Indebtedness of others; (g) all capital leases of such Person (as within the meaning of GAAP); (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guarantee; and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. Indebtedness of any person shall not include current accounts payable incurred in the ordinary course of business of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Law” means any foreign, federal, state or local constitution, law, statute, treaty, rule, directive, regulation, requirement, ordinance and any similar provision having the force or effect of law or any Order.

“Lien” means any security interest, pledge, lien, bailment (in the nature of a pledge or for purposes of security), mortgage, security agreement, deed of trust, grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), claim, charge, escrow, encumbrance, easement, reservation, restriction, cloud, preemptive right, right of first refusal or first offer, option, commitment or other similar agreement, arrangement, contract, commitment, understanding or obligation, whether written or oral and whether or not relating in any way to credit or the borrowing of money.

“Material Adverse Effect” means a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole.

“Order” means any judgment, writ, decree, declaration, injunction, order, stipulation, compliance agreement or settlement agreement issued or imposed by, or entered into with, a Governmental Entity or arbitrator.

“Permit” shall mean any permit, license, authorization, registration, franchise, approval, consent, certificate, variance, waiver, variance or clearance and similar rights obtained, or required to be obtained, from Governmental Entities.

“Permitted Liens” means (i) Liens for Taxes not yet due and payable, (ii) workers or unemployment compensation Liens arising in the ordinary course of business of the Company or its Subsidiaries, consistent with past practice, (iii) mechanic’s, materialman’s, supplier’s, vendor’s or similar Liens arising in the ordinary course of business of the Company and its Subsidiaries, consistent with past practice, securing amounts that are not delinquent; (iv) zoning or deed restrictions, public utility easements, rights of way, minor title irregularities and similar matters relating to any real property of the Company or its Subsidiaries, in all such cases having no effect which is materially adverse as a practical matter on the ownership or use of any such real estate in question, as such property is used in the ordinary course of business of by the Company and its Subsidiaries; and (v) any Lien granted to the Holder created pursuant to the Guarantee and Security Agreement for the benefit of the Holder.

“Person” shall be construed as broadly as possible and shall include an individual, a corporation, a company, an association, a joint stock company, a partnership (including a limited liability partnership), a limited liability company, a joint venture, a trust or an unincorporated organization and a Governmental Entity.

“Security Document” means any and all of the security agreements, pledge agreements and/or collateral assignments among the Collateral Agent and the Company and the Subsidiary Guarantors which secure the obligations of the Company and/or the Subsidiary Guarantors under the Transaction Documents, whether in existence on the date hereof or hereafter entered into, in each case as supplemented, amended, modified, renewed and replaced.

“Subsidiary” means with respect to any Person, any other Person of which at least fifty percent (50%) of the shares of stock or other interests entitled to vote in the election of the members of the board of directors of such other Person or comparable Persons performing similar functions at such other Person (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) are at the time owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person. Unless the context otherwise requires, the term “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Guarantors” means those Subsidiaries of the Company that will execute the Guarantee and Security Agreement.

“Taxes” means, with respect to any Person, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties, levies, imposts, and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts, in each case imposed by any taxing authority (domestic or foreign) on such Person (if any) and (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of (A) being a “transferee” (within the meaning of Section 6901 of the Code or any other applicable Law) of another Person, (B) being a member of an affiliated, combined or consolidated group or (C) a contractual arrangement or otherwise.

“Transaction Documents” shall mean this Note, the Guarantee and Security Agreement and any other document or instrument executed and delivered by the Company in connection with this Note.

Annex B

Representations and Warranties

          The Company hereby represents and warrants to the Holder on the date of issuance of this Note as follows:

Corporate Existence and Power

          Each of the Entities has been duly incorporated or organized, as the case may be, is validly existing as a corporation, partnership or limited liability company, as applicable, and is in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own or lease and operate its properties and to conduct its business as it is presently conducted and as proposed to be conducted. Each of the Entities is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property, the conduct of its business or otherwise, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. The Company has made available to, and, to the extent requested, delivered to, the Holder true, correct and complete copies of (i) the Certificate of Incorporation of the Company, together with all amendments and any other modifications thereto (the “Company Certificate of Incorporation”), and (ii) the Bylaws of the Company, together with all amendments and any other modifications thereto (the “Company Bylaws”). The Company is not in violation or breach of any of the terms, conditions or provisions of the Company Certificate of Incorporation or the Company Bylaws. Each of the Subsidiaries of the Company has made available to, and, to the extent requested, delivered to, the Holder true, correct and complete copies of its Fundamental Documents, together with all amendments and any other modifications thereto. None of the Subsidiaries of the Company is in violation or breach of any of the terms, conditions or provisions of its respective Fundamental Documents.

Subsidiaries and Affiliates

          All of the issued and outstanding capital stock or other equity or ownership interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except as contemplated by the Transaction Documents, are owned by the Company, directly or through Subsidiaries, free and clear of any Lien or adverse claim.

Authorization

          Each of the Entities has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations under such Transaction Documents. The execution and delivery by each of the Entities of the Transaction Documents to which it is a party and the performance by each such entity of its obligations under such Transaction Documents have been duly authorized by all necessary corporate or other organizational action on its or their part and no other proceedings on its or their part are necessary to authorize the execution and delivery of such Transaction Documents or its or their performance of its or their obligations under such Transaction Documents.

Due Execution and Delivery; Binding Obligations

          Each Transaction Document to which one or more of the Entities is a party has been duly executed and delivered by an authorized representative of each such entity, and each such Transaction

Document constitutes the legal, valid and binding obligation of the respective Entities, enforceable against each of them in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Issuance of Note

          The Company has all necessary power and authority to issue the Note. The Note has been duly authorized by all necessary corporate action by the Company.

Collateral

          (a) The right, title and interest of the Company and each of its Subsidiaries, as applicable, in the Collateral is free and clear of all Liens except for (i) the Lien granted in favor of the Holder under the Guarantee and Security Agreement (ii) Permitted Liens and (iii) as contemplated by that certain Guarantee and Amended and Restated Security Agreement dated as of December 23, 2008 (the “Prior Security Agreement”), and no financing statements in respect of the Collateral will be on file in favor of any person other than the Holder and the Collateral Agent under the Prior Security Agreement; (b) the Guarantee and Security Agreement creates valid security interests in, and Liens on, the Collateral covered thereby securing the obligations of the Company and each of its Subsidiaries to the Holder, (c) the representations and warranties of the Company and each of its Subsidiaries in the Guarantee and Security Agreement will be true and correct (if such representations and warranties are not qualified with respect to materiality, in which case such representations will be true and correct in all respects) in all material respects; (d) upon the filing and recording of financing statements in the appropriate jurisdictions, the Lien securing the obligations of the Company and each of its Subsidiaries to the Holder will have been duly perfected as to the Collateral as to which perfection may be accomplished pursuant to the applicable Uniform Commercial Code or other applicable law in such jurisdictions; and (e) the Lien of the Guarantee and Security Agreement shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.

No Conflict or Violation

          The execution and delivery by each Entity of each Transaction Document to which it is a party, and the performance by each Entity of its obligations under each such Transaction Document, will not result in any conflict with, or result in a violation or breach of any of the terms, conditions or provisions of, or constitute (with or without due notice, lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien (other than a Permitted Lien, any Lien granted under the Guarantee and Security Agreement and any Lien granted under the Prior Security Agreement) upon any of the properties or assets of any Entity under, (a) the respective Fundamental Documents of the Entities, (b) any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument to which any Entity is a party or by which it or any of them may be bound, or to which any of the property or assets of any Entity is subject; or (c) any Law, Order or Permit applicable to any one or more of the Entities or to which any of their respective properties or assets is subject, except, in the case of clauses (b) and (c) above, such conflicts, violations, breaches, defaults, rights or Liens (excluding any of the foregoing arising under, or in connection with, the Securities Act), which would not, either individually or in the aggregate, result in a Material Adverse Effect or affect the enforceability of the Transaction Documents.

Consents and Approvals

          The execution and delivery by the Entities of each Transaction Document to which they are a party, and the performance by the Entities of their obligations under each such Transaction Document, do not and will not require any consent, approval, license, permit, order or authorization of, or any registration, notification, declaration or filing with, any Person (including, without limitation, any Governmental Entity), except for (a) such as have been obtained or made and are in full force and effect, (b) the filing of any notice with a Governmental Entity which may be required subsequent to the date of this Note under the Securities Act, any state securities laws or the rules and regulations promulgated thereunder (and which, if required, will be filed on a timely basis as may be so required), and (c) any such consents or approvals of, or filings with, any Persons who are not Governmental Entities, the failure of which to be obtained would not result, either individually or in the aggregate, in a Material Adverse Effect or affect the enforceability of the Transaction Documents.